EXHIBIT 10.3

Restricted Stock Agreement

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of 20th day of October, 2015 (the “Grant Date”) by and between Bovie Medical Corporation, a Delaware corporation (the “Company”) and Nikolay Dimitrov Shilev (the “Executive”).

WHEREAS, pursuant to the terms of a Management Agreement (the “Management Agreement”) dated October 20, 2015 by and between Bovie Bulgaria EOOD, a limited liability company incorporated under Bulgarian law and a wholly owned subsidiary of the Company (the “Subsidiary”), the Company agreed to issue the Executive an award of Restricted Stock (as defined below) upon the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock. Pursuant to the terms of the Management Agreement, the Company hereby issues to the Executive on the Grant Date, a Restricted Stock Award consisting of, in the aggregate, 225,922 shares of the common stock (the “Common Stock”) of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement.

2. Consideration. The grant of the Restricted Stock is made in partial consideration of the services to be rendered by the Executive to the Company pursuant to the terms of the Management Agreement.

3. Restricted Period; Vesting. Except as otherwise provided herein, provided that the Executive remains employed by the Subsidiary through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock

October 20, 2016	45,185 shares of common stock

October 20, 2017	45,185 shares of common stock

October 20, 2018	45,185 shares of common stock

October 20, 2019	45,185 shares of common stock

October 20, 2020	45,182 shares of common stock

The period over which the Restricted Stock vests is referred to as the “Restricted Period”.

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4. Termination of Restricted Stock. If the Executive’s engagement by the Subsidiary is terminated by the Subsidiary “For Cause” or by the Executive for other than “Good Reason” (as defined in the Management Agreement) all Unvested Restricted Stock (in each case as hereinafter defined) shall be forfeited to the Company forthwith and all of the Executive's rights to such shares shall immediately terminate without any payment or consideration by the Company. In case of any dispute as to whether Termination has occurred, the Board of Directors of the Company shall have sole discretion to determine whether such termination has occurred and the effective date of such termination. Upon the Executive’s death or Disability (as defined in the Management Agreement) all Unvested Restricted Stock shall immediately become vested and issuable to the Executive’s estate or to the Executive’s heirs, as applicable. Upon the Executive’s termination of his engagement by the Company without “Cause” or by the Executive for “Good Reason” (each as defined in the Management Agreement) all Unvested Restricted Stock shall immediately become vested and issuable to the Executive.

5. Restrictions.

(a) Subject to any exceptions set forth in this Agreement, during the Restricted Period, any Unvested Restricted Stock (as defined below) or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Executive and all of the Executive's rights to such shares shall immediately terminate without any payment or consideration by the Company.

(b) The Executive shall have no rights and privileges of a stockholder of the Company with respect to any Restricted Stock that has not yet vested in accordance with Section 3 hereof (“Unvested Restricted Stock”).

(c) The Executive will not have the right to vote the shares of Unvested Restricted Stock issued and held under this Agreement. The Executive will have the right to receive and retain all cash dividends and distributions payable and to exercise all other rights, powers and privileges of a holder of Common Stock only with respect to shares of Vested Restricted Stock, except as otherwise provided in this Agreement.

(d) The Board of Directors of the Company, in its absolute discretion, may remove any or all of the restrictions imposed by this Agreement after issuance of the Restricted Stock.

6. Stock Certificates. The Company shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of Executive promptly upon execution of this Agreement. The stock certificate or certificates shall be delivered to, and held in custody by the Company until the applicable restrictions lapse at the times specified in Section 3 (Restricted Period; Vesting) or such shares of Restricted Stock are forfeited as specified in Section 4 (Termination).

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7. No Right to Continued Engagement. This Agreement shall not confer upon the Executive any right to be retained by the Subsidiary in any capacity. Further, nothing in this Agreement shall be construed to limit the rights of the Company or the Subsidiary to terminate the Executive’s engagement by the Subsidiary at any time.

8. Securities Laws. In connection with the grant of the Restricted Stock, the Executive covenants, represents, and warrants to the Company that:

(a) He has been advised and understands that the shares of Restricted Stock have been issued in reliance upon exemptions from registration under the Securities Act of 1933 as amended (the “Securities Act”) and applicable state statutes; the shares of Restricted Stock have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available, except as set forth herein; the Company is under no obligation to register the shares of Restricted Stock under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the shares of Restricted Stock may be practicably impossible; the Company’s registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the shares of the Restricted Stock and any certificates issued representing the shares of the Restricted Stock will bear on its face a legend in substantially the following form restricting the sale of the shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(b) Regardless of whether the offering and sale of Restricted Stock have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Restricted Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the opinion of counsel to the Company, such restrictions are reasonably necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c) This Agreement constitutes the legal, valid, and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by the Executive does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Executive is a party or any judgment, order, or decree to which the Executive is subject.

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9. Miscellaneous.

(a) The Executive has reviewed this Agreement with his own legal advisors and has not relied on the Company’s legal advisors for any advice with respect to the matters contained herein. The Executive has also reviewed with his own tax advisor (s) the tax consequences of this award of Restricted Stock and the other transactions contemplated by this Agreement. The Executive is relying solely on such advisor (s) and not on any statements or representations of the Company or any of its agents. The Executive understands and agrees that he, and not the Company, shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. The terms of this Agreement may only be amended, modified, or waived by a written agreement executed by both of the parties hereto.

(c) The validity, performance, construction, and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regards to its conflicts of laws principles. Each party, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in any court of competent jurisdiction located in New Castle County, Delaware and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts.

(d) This Agreement and the Management Agreement constitute the entire agreement between the parties hereto with respect to the Restricted Stock granted herein.

(e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of the Executive and the Executive’s personal representatives.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first above written.

BOVIE MEDICAL COMPANY

By	/s/ Robert L. Gershon
Name:	Robert L. Gershon
Title:	Chief Executive Officer

NIKOLAY DIMITROV SHILEV

By:	/s/ Nikolay Dimitrov Shilev

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